Exhibit 99.1

Coronado Biosciences Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2011

Burlington, MA – March 29, 2012 –Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy agents for the treatment of autoimmune diseases and cancer, today announced its financial results for the fourth quarter and year ended December 31, 2011.

Coronado reported a net loss of $6.7 million, or $0.52 per share, for the fourth quarter of 2011 compared to a net loss of $1.6 million, or $0.34 per share, for the fourth quarter of 2010. For the year ended December 31, 2011, Coronado reported a net loss, before the common stock dividend to the Series A Preferred Stockholders, of $36.4 million, or $4.74 per share, compared to a net loss of $10.0 million, or $2.24 per share, for 2010. Included in the net loss for 2011 was in-process research and development expense of $20.7 million in connection with the acquisition of the TSO (Trichuris suis ova or CNDO-201) related assets.

Research and development expenses were $8.6 million for the year ended December 31, 2011, compared to $8.3 million for 2010. General and administrative expenses totaled $5.8 million for the year ended December 31, 2011, compared to $0.9 million for 2010. In 2011, R&D included expenses related to the TSO clinical program and G&A included expenses related to the company’s infrastructure growth, increased business activity and becoming a publicly-traded entity. At December 31, 2011, Coronado’s cash and cash equivalents totaled $23.2 million.

“2011 was a very important year for Coronado, where we made tremendous progress in building the company and advancing our clinical stage programs,” said Dr. Bobby W. Sandage, Jr., President and Chief Executive Officer. “We successfully consolidated two exciting clinical stage programs into the company, transitioned from a private company to a NASDAQ-listed company, built an outstanding management team, and most importantly advanced our first-in-class programs for autoimmune diseases and cancer into further clinical development.”

“We are committed to continuing our momentum throughout 2012 and beyond as we initiate our Phase 2b clinical trial of TSO in Crohn’s disease in the second quarter of this year, in addition to looking forward to the progress of the Phase 2 trial being conducted in Europe by our development partner, Dr. Falk Pharma GmbH (Falk),” Dr. Sandage continued. “We believe additional successful studies for TSO will further validate our approach of using this novel biologic to treat a number of other autoimmune diseases. For our CNDO-109 program, we plan to initiate our Phase 1/2 trial in mid-2012, leveraging the successful Phase 1 data generated in patients with Acute Myeloid Leukemia (AML) which was presented late last year at the American Society of Hematology conference.”

Recent Corporate Highlights:

•

Acquired exclusive rights to TSO in North America, South America and Japan under a sublicense agreement with OvaMed GmbH (OvaMed) in connection with our acquisition of the assets of Asphelia Pharmaceuticals, Inc.

•	Recruited seasoned management team with decades of leadership experience in the biopharmaceutical industry

•	Completed Series C Preferred Stock offering raising $25.8 M in gross proceeds

•	Established public listing through Form 10 registration statement and commenced trading on NASDAQ under the symbol CNDO

•

Completed agreement with Falk and OvaMed to collaborate in development of TSO for Crohn’s disease, including obtaining exclusive rights and licenses under certain Falk patent rights, pre-clinical data and clinical data from Falk’s clinical trials of TSO in Crohn’s disease, including an ongoing Phase 2 clinical trial, for use in North America, South America and Japan

Recent Scientific Highlights:

•	Filed Investigational New Drug application with the U.S. Food and Drug Administration for TSO for the treatment of Crohn’s disease

•

Completed Phase 1 multi-center, sequential dose-escalation, double-blind, placebo-controlled study of TSO in patients with Crohn’s disease demonstrating the product was safe and well tolerated; on track to initiate a Phase 2b study in Crohn’s disease during the second quarter of 2012

•	Presented Phase 1 results of CNDO-109 in AML at the American Society of Hematology conference

•	Filed IND with the FDA for CNDO-109 to treat AML; on track to initiate a Phase 1/2 allogeneic clinical trial for the treatment of patients with high risk AML in first complete remission in mid-2012

Upcoming Events:

•	Analyst and Investor Event, March 30, 2012

•	Future Leaders in the Biotechnology Industry Conference, April 20, 2012

Conference Call and Webcast Information

Coronado management will review its fourth quarter and year-end financial results and development programs via conference call and webcast today at 8:30 a.m. Eastern Time. To participate in the conference call, please dial 877-312-5413 (toll free from the US and Canada), or 253-237-1511 (for international callers). Investors may also access a live audio webcast of the call at www.coronadobiosciences.com on the Events & Webcasts page.

A replay of the webcast will be available shortly after the conclusion of the call. The webcast archive will remain available for one year. An audio replay will also be available shortly after the conclusion of the call and will be made available until April 5, 2012. The audio replay can be accessed by dialing 855-859-2056 (toll free from the US and Canada), or 404-537-3406 (for international callers) and entering Event ID 63672182.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML) and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to preclinical and clinical testing, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters; our dependence on third party suppliers and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact Information:

Investor Relations

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-238-6619; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Media Relations

Dennis S. Dobson Jr., CEO

Dobson Media Group

203-258-0159; dobsonpr@erols.com

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Balance Sheets

($ in thousands except for share amounts)

	December 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$23,160	$14,862
Other Assets	215	77

Total Assets	$23,375	$14,939

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities	$3,493	$1,559
Debt	750	—

Total Liabilities	4,243	1,559
Preferred Stock	—	29,277
Stockholders’ Equity (Deficit)	19,132	(15,897)

Total Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)	$23,375	$14,939

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	For the three months December 31,		For the year ended December 31,
	2011	2010	2011	2010

Operating expenses:
Research and development	$3,442	$2,000	$8,583	$8,341
General and administrative	1,790	389	5,755	900
In-process research and development	—	—	20,706	—

Loss from operations	(5,232)	(2,389)	(35,044)	(9,241)
Interest income	54	28	165	61
Interest expense	(19)	—	(74)	(1,535)
Other income	—	733	—	733
Warrant expense	(1,522)	—	(1,407)	—

Net loss	(6,719)	(1,628)	(36,360)	(9,982)
Common Stock dividend to Series A Preferred Stockholders	—	—	(5,861)	—

Net loss attributed to Common Stockholders	($6,719)	($1,628)	($42,221)	($9,982)

Basic and diluted net loss per common share	($0.52)	($0.34)	($5.51)	($2.24)

Weighted average common shares outstanding—basic and diluted	12,901,980	4,791,102	7,662,984	4,453,786